UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

June 16, 2015

Date of Report (Date of earliest event reported)

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

209 Troy Street, Tupelo, Mississippi 38804-4827

(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Renasant Corporation (the “Company”) held a Special Meeting of Shareholders on June 16, 2015. Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitations. At the meeting, at which a quorum was present and acting throughout, shareholders voted on the following:

•
A proposal to approve the Agreement and Plan of Merger, dated as of December 10, 2014 by and among the Company, Renasant Bank, Heritage Financial Group, Inc. (“Heritage”) and Heritage Bank of the South (“Heritage Bank”) and the transactions contemplated thereby, including the merger of Heritage with and into the Company (the “Merger Proposal”).

•
A proposal to approve the adjournment of the special meeting, if necessary or appropriate, in the event that there were not sufficient votes at the time of the special meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The Merger Proposal was approved with the following vote:

Votes”For”	Votes”Against”	Abstentions	Broker Non-Votes
21,107,685	160,406	77,583	26,284
The Adjournment Proposal was approved with the following vote:

Votes”For”	Votes”Against”	Abstentions	Broker Non-Votes
19,802,478	1,455,519	113,936	—
Because shareholders approved the Merger Proposal, the Adjournment Proposal was not necessary and therefore was not implemented. No other business was conducted at the Special Meeting of Shareholders.

Item 8.01    Other Events
On June 16, 2015, the Company issued a press release announcing that its shareholders voted to approve the merger of Heritage with and into Renasant and the related merger of Heritage Bank with and into Renasant Bank. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated June 16, 2015 issued by Renasant Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: June 16, 2015	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman, President and Chief
Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release dated June 16, 2015 issued by Renasant Corporation

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